UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 5, 2011
Forest City Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square
Suite 1100, Cleveland, Ohio	44113

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 216-621-6060
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 3.02. Unregistered Sales of Equity Securities

Item 9.01. Financial Statements and Exhibits

SIGNATURE

Exhibit Index
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
Exchange of 5.00% Convertible Senior Notes due 2016 for Shares of Class A Common Stock
On May 5, 2011, Forest City Enterprises, Inc. (the “Company”), announced that it has entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) under which it will exchange $40,000,000 in aggregate principal amount of the Company’s outstanding 5.00% Convertible Senior Notes due 2016 (the “Convertible Senior Notes”). Under the Exchange Agreements, holders of the Convertible Senior Notes will receive approximately 3,444,296 shares of the Company’s Class A common stock, par value $0.33-1/3 per share (the “Class A Common Stock”) and a cash payment in lieu of fractional shares. Any accrued but unpaid interest on the Convertible Senior Notes will be paid in cash. The Company will issue the Class A Common Stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
A copy of the press release announcing the Company’s exchange of its 5.00% Convertible Senior Notes due 2016 for Class A common stock is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act.
Item 3.02. Unregistered Sales of Equity Securities.
The information required by Item 3.02 is contained in Item 1.01 of this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description

10.1	Form of Exchange Agreement

99.1	Press release dated May 5, 2011 announcing the Company’s exchange of its 5.00% Convertible Senior Notes due 2016 for Class A common stock, par value $0.33-1/3 per share

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date: May 5, 2011	By:	/s/	ROBERT G. O’BRIEN

	Name:		Robert G. O’Brien
	Title:		Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit
No.	Description

10.1	Form of Exchange Agreement

99.1	Press release dated May 5, 2011 announcing the Company’s exchange of its 5.00% Convertible Senior Notes due 2016 for Class A common stock, par value $0.33-1/3 per share